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                                                                    EXHIBIT 23.2


                            DeGolyer and MacNaughton
                               One Energy Square
                              Dallas, Texas 75206



                                 March 4, 1994



ENSERCH Corporation
ENSERCH Center
300 South St. Paul
Dallas, Texas 75201

Gentlemen:

     We hereby consent to (a) the use of information from our "Report as of January 1, 1993 on Proved Reserves of Certain Properties in Scurry County, Texas owned by ENSERCH Corporation," "Report as of January 1, 1993 on Proved and Probable Reserves of Certain Properties owned by EP Operating Company," and "Report as of January 1, 1993, on Certain Proved Reserves of Natural Gas Liquids contracted to Enserch Processing, Inc." and to reference to us in "Properties" appearing in Part I, and to the reference to us in Note 12 of the Notes to Consolidated Financial Statements appearing in Appendix A, of your Annual Report on Form 10-K for the fiscal year ended December 31, 1992, and to the reference to us in Note 13 of the Notes to Consolidated Financial Statements for the fiscal year ended December 31, 1993, appearing in your Current Report on Form 8-K dated on or about March 4, 1994, which includes our updated reserve estimates, as of January 1, 1994.

                                       Very truly yours,



                                       DeGolyer and MacNaughton